UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):          March 14, 2007
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02(e) Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02(e) Compensatory Arrangements of Certain Officers
On March 14, 2007, the Compensation Committee of the Board of Directors of American Axle & Manufacturing Holdings, Inc. (the “Company”) approved the current base salary and 2006 annual bonus for the Company’s Co-Founder, Chairman & Chief Executive Officer, Richard E. Dauch, pursuant to his employment agreement with the Company dated November 6, 1997, as amended. Mr. Dauch’s annual base salary, effective March 1, 2007, is $1,496,000. His annual bonus is $3,900,000 for 2006. The Compensation Committee also approved the annual equity award under Mr. Dauch’s employment agreement in the form of a mix of stock options and performance-accelerated restricted stock and restricted stock units, with the stock option component and the restricted stock and restricted stock unit component each having approximately equal value on the date of grant. The awards were made under the Restated 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Compensation Plan and subject to the terms of the Company’s standard forms of nonqualified stock option, restricted stock and restricted stock unit agreement for awards to executive officers under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: March 20, 2007	By:	/s/Patrick S. Lancaster
Patrick S. Lancaster
Vice President, Chief Administrative Officer & Secretary